Exhibit 99.5

EXECUTION COPY

FIRST AMENDMENT TO FIRST LIEN PLEDGE AND SECURITY AGREEMENT

This FIRST AMENDMENT TO FIRST LIEN PLEDGE AND SECURITY AGREEMENT, dated as of June 13, 2008 (this “Amendment”), by and among WORLDSPACE, INC., a Delaware corporation (“WorldSpace”), and the Guarantors party hereto (the “Guarantors”), as pledgors, assignors and debtors (WorldSpace, together with the Guarantors, and together with any successors, the “Pledgors,” and each, a “Pledgor”), and THE BANK OF NEW YORK, in its capacity as collateral agent, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the First Lien Pledge and Security Agreement, dated as of June 1, 2007 (the “Original First Lien Security Agreement”), by and among the parties hereto.

RECITALS

WHEREAS, pursuant to that certain Amendment, Redemption and Exchange Agreement, dated as of June 1, 2007 (as the same may be amended, modified or supplemented from time to time, the “Exchange Agreement”), among WorldSpace and the Investors (as such term is defined in the Exchange Agreement), the Investors exchanged (i) $45,000,000 principal amount of Existing Notes (as such term is defined in the Exchange Agreement) for first lien bridge notes (the “Existing Bridge Notes”) in the aggregate principal amount of $45,000,000 and (ii) $60,000,000 principal amount of Existing Notes (as such term is defined in the Exchange Agreement) for second lien amended and restated convertible notes (the “Existing Convertible Notes”) in the aggregate principal amount of $60,000,000;

WHEREAS, the parties hereto entered into the Original First Lien Security Agreement in connection with the issuance of the Existing Bridge Notes;

WHEREAS, WorldSpace has undertaken to repay (i) $17.7 million principal amount due under the Bridge Notes plus all accrued and unpaid interest through the date of payment, on or before June 30, 2008, pursuant to that certain letter agreement, dated June 2, 2008 (the “Letter Agreement”), among WorldSpace and the Investors, (ii) the remaining unpaid principal amount of the Bridge Notes (together with all then accrued and unpaid interest) in full on or before July 31, 2008 and (iii) the remaining unpaid principal amount of the Existing Convertible Notes on or before September 30, 2008;

WHEREAS, pursuant to an Amendment and Exchange Agreement, dated as of June 13, 2008, between WorldSpace and the Investors, each of the Investors has agreed to exchange all of the Investor’s Existing Bridge Notes and Existing Convertible Notes for (i) amended and restated convertible secured notes (the “Amended and Restated Convertible Notes”) and (ii) amended and restated senior secured bridge notes (the “Amended and Restated Bridge Notes”, and together with the Amended and Restated Convertible Notes, the “Amended and Restated Notes”);

WHEREAS, the parties hereto now desire to ratify and confirm that the Original First Lien Security Agreement (as amended herein) applies to, and shall continue to secure, the Amended and Restated Bridge Notes; and

WHEREAS, the parties now desire to amend the Original First Lien Security Agreement in the manner set forth below to reflect the terms and conditions set forth in the Letter Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

1. Amendments to Definitions.

(a) The definition of Agreement is hereby deleted in its entirety and replaced with the following:

“Agreement” means the First Lien Pledge and Security Agreement dated as of June 1, 2007, as first amended on June 13, 2008 by this Amendment (as the same may be amended, amended and restated, supplemented or otherwise modified in accordance with the provisions hereof), made by WORLDSPACE, INC. (“WorldSpace”), the Guarantors, as pledgors, assignors and debtors (WorldSpace, together with the Guarantors, and together with any successors, the “Pledgors,” and each, a “Pledgor”), in favor of THE BANK OF NEW YORK, in its capacity as collateral agent, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”)

(b) The definition of Bridge Notes is hereby deleted in its entirety and replaced with the following:

“Bridge Notes” means the first lien amended and restated secured notes issued to the Investors in connection with the 2008 Amendment and Exchange Transaction.

(c) The definition of Notes is hereby deleted in its entirety and replaced with the following:

“Notes” means the second lien amended and restated convertible notes issued to the Investors in connection with the 2008 Amendment and Exchange Transaction.

(d) The definition of Permitted Liens is hereby deleted in its entirety and replaced with the following:

“Permitted Liens” means (i) any lien granted to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties pursuant to the Second Lien Security Agreement, (ii) any lien granted to the Collateral Agent pursuant to this Agreement, and (iii) those additional items defined as “Permitted Liens” pursuant to the Bridge Notes.

(d) The definition of Second Lien Security Agreement is hereby deleted in its entirety and replaced with the following:

“Second Lien Security Agreement” means the Security Agreement, dated as of June 1, 2007 and amended as of June 13, 2008, by and among WorldSpace, the Investors and the other parties thereto.

(e) The following definitions are hereby added to the Agreement:

“2008 Amendment and Exchange Agreement” means the Amendment and Exchange Agreement, dated as of June 13, 2008, among the Collateral Agent, WorldSpace, the Guarantors and the Investors.

“2008 Amendment and Exchange Transaction” means the transactions contemplated in connection with the 2008 Amendment and Exchange Agreement.

“2008 Amendment and Exchange Transaction Documents” means the 2008 Amendment and Exchange Agreement, the Bridge Notes, the Notes, the Intercreditor Agreement, this Agreement, the Second Lien Security Agreement and all other documents and agreements executed in connection with the 2008 Amendment and Exchange Transaction.

2. Amendments to Original First Lien Security Agreement.

(a) Schedule 3.3B and all references to Schedule 3.3B in the Original First Lien Security Agreement are hereby deleted.

(b) Section 3.3 of the Original First Lien Security Agreement is hereby amended by:

(i) amending and restating the last sentence thereof as follows:

“Each Pledgor agrees that, at the sole cost and expense of the Pledgor, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest subject only to any Permitted Liens.”

(ii) the addition of the following sentence at the end of Section 3.3:

“Notwithstanding any provision in this Agreement to the contrary, WorldSpace shall not, and shall not permit any Pledgor to, incur or suffer to exist any Indebtedness secured by any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in the Pledged Collateral (other than Permitted Liens) during the term of this Agreement.”

(c) Section 3.4(b) is hereby amended by the addition of the following sentence at the end of the section:

“Without limiting the foregoing, the Pledgors shall (i) notify the Investors if the balance of any Deposit Account has remained at an amount equal to or greater than $2,000,000 for a period of 30 consecutive days, and (ii) deliver to the Collateral Agent a

Deposit Account Control Agreement with respect to such Deposit Account duly executed by the Pledgor and the financial institution maintaining such Deposit Account within 15 Business Days following the request of the Investors; provided that, in the event that any Pledgor fails to satisfy this requirements of this paragraph (ii) with respect to any such Deposit Account, it shall agree to transfer such Deposit Account to a financial institution reasonably acceptable to the Pledgors in order that a Deposit Account Control Agreement may be entered into by the parties with respect to such Deposit Account in satisfaction of this Section 3.4(b).”

(d) Each reference to the “Redemption and Exchange Transaction Documents” in Sections 4.1, 11.1(p). 11.1(r) and 11.5 of the Original First Lien Security Agreement shall be read as a reference to the 2008 Amendment and Exchange Transaction Documents.

3. Ratifications.

(a) Each of the parties hereto hereby agrees and confirms that the terms and conditions of the Original First Lien Security Agreement, as amended by this Amendment, shall apply to the Amended and Restated Bridge Notes as if they were Existing Bridge Notes, and each reference to the Existing Bridge Notes in the Original First Lien Security Agreement shall be read as a reference to the Amended and Restated Bridge Notes, it being the intention of the parties hereto that the Amended and Restated Bridge Notes shall constitute a modification of the Existing Bridge Notes and the continuation of the obligations evidenced thereby, as modified, and shall not constitute the extinguishment or novation of the obligations evidenced by the Existing Bridge Notes.

(b) Except as specifically herein amended, all terms, provisions, conditions and exhibits contained in the Original First Lien Security Agreement are hereby confirmed, ratified and restated and shall remain unmodified and in full force and effect. In the event that any provision of this Amendment shall conflict with the terms, provisions, conditions, and exhibits of the Original First Lien Security Agreement, the terms, provisions and conditions of this Amendment shall govern and control.

4. Further Assurances. The parties shall execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Amendment or to show the ability to carry out the intent and purposes of this Amendment, the reasonable costs of which (including, without limitation, legal fees and expenses) shall be paid for by WorldSpace.

5. Governing Law. This Amendment shall be a contract made under, governed by and construed in accordance with, the terms of the laws of the State of New York.

6. Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same Amendment.

7. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8. Captions. Captions used in this Amendment are provided for convenience and reference only and should not be used in construing this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first set forth above.

WORLDSPACE, INC., as Pledgor

By:	/s/ Sridhar Ganesan
Name:	Sridhar Ganesan
Title:	Chief Financial Officer

WORLDSPACE SYSTEMS CORPORATION as Pledgor

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chief Executive Officer

AFRISPACE, INC. as Pledgor

By:	/s/ Sridhar Ganesan
Name:	Sridhar Ganesan
Title:	Chief Financial Officer

WORLDSPACE SATELLITE COMPANY, LTD. as Pledgor

By:	/s/ James R. Laramie
Name:	James R. Laramie
Title:	Director

ASIASPACE LIMITED as Pledgor

By:	/s/ Richard E. Butler

/s/ Ian G. Cunliffe
Name:	Richard E. Butler and Ian G. Cunliffe
Title:	Directors

[Signature Page - First Amendment to First Lien Pledge and Security Agreement]

THE BANK OF NEW YORK as Collateral Agent

By:	/s/ Timothy E. Burke
Name:	Timothy E. Burke
Title:	Vice President

[Signature Page - First Amendment to First Lien Pledge and Security Agreement]